UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2009

Rockwood Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive offices,
including zip code)

(609) 514-0300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 23, 2009, the Board of Directors (the “Board”) of Rockwood Holdings, Inc. (the “Company”) adopted resolutions amending and restating the bylaws of the Company (the “By-laws”), effective immediately.

The amendments to the By-laws under Article I, Meetings of Stockholders, Section 1:

(i)                                   set forth the procedures pursuant to which a stockholder of the Company (“Stockholder(s)”) may: (A) nominate persons for election to the Board (“Nomination”); and (B) propose other business at the annual meeting of Stockholders, provided such business is a proper matter for Stockholder action (“Proposal”);

(ii)                                set forth the requirements pursuant to which a Stockholder must provide notice to the Company of a Nomination or Proposal (“Notice”), including providing:

a.               all information required by Regulation 14A under the Securities Exchange Act of 1934 for any director nominee;

b.              a brief description of the Proposal and whether the Stockholder or any beneficial owner has a financial interest in the Proposal;

c.               the name and address of the Stockholder and any beneficial owner and the class or series and number of shares directly and indirectly owned by them, a representation that such Stockholder intends to appear in person or by proxy at the annual meeting to present the Nomination or Proposal and whether such Stockholder or any beneficial owner intends or is part of a group which intends to (1) deliver a proxy statement to a number of Stockholders sufficient to approve the Nomination or Proposal or (2) otherwise solicit proxies in support of the Nomination or Proposal;

d.              a description of any agreement between Stockholders, any beneficial owner and any of their respective affiliates or associates with respect to the Nomination, Proposal and/or voting of shares; and

e.               a description of any agreement, arrangement or understanding which would: (1) effect a transfer of any economic interest of a proponent persons’ (“Proponent Person”) Company securities; (2) affect the voting power of the Proponent Person; and/or (3) provide the Proponent Person with economic benefit from a change in value in any securities of the Company;

(iii)                                require a Stockholder who submits a Notice to be a Stockholder as of the annual meeting date;

(iv)                               specify that postponement of an annual meeting or the public announcement of an adjournment or postponement thereof does not reset the time period for the tendering of a Notice; and

(v)                                  require a Stockholder who submits a Notice to deliver to the secretary of the Company within five days after the record date and not later than ten days prior to the annual meeting any update to the Notice necessary to make the information therein true and correct as of the record date for the annual meeting and 15 days prior to the annual meeting or any adjournment or postponement thereof.

Under Article V, Indemnification, of the By-laws, the Company is required to advance indemnification-related expenses to its directors, officers, and employees.

The preceding summary is qualified in its entirety by reference to the Third Amended and Restated By-laws of the Company, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.                                      Financial Statements and Exhibits.

(d)                               Exhibits.

Exhibit No.	Description

3.2	Third Amended and Restated By-laws of Rockwood Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWOOD HOLDINGS INC.

Date: November 24, 2009	By:	/s/ Michael W. Valente
Michael W. Valente
Assistant Secretary